Exhibit 4.3

GLOBAL NOTE

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND A GLOBAL NOTE AS DEFINED IN THE FIRST SUPPLEMENTAL INDENTURE THERETO DATED AUGUST 15, 2016 AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

META FINANCIAL GROUP, INC.

5.75% Fixed-to-Floating Rate Notes due August 15, 2026

ISIN:          US 59100UAA60          CUSIP: 59100 AA6

No. R-1	August 15, 2016

Meta Financial Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of SEVENTY FIVE MILLION UNITED STATES DOLLARS on August 15, 2026 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon, as hereinafter set forth.

This Note will bear interest at a fixed rate of 5.75% per annum from and including August 15, 2016 to but excluding August 15, 2021 (the “Fixed Rate Period”). Interest accrued on this Note during the Fixed Rate Period will be payable semi-annually in arrears on August 15 and February 15 of each year, commencing on February 15, 2017 (each such date a “Fixed Rate Interest Payment Date”). The interest accrued during the Fixed Rate Period will be paid to each holder in whose name a Note is registered at the close of business on January 31 and July 31 (whether or not a Business Day) immediately preceding the applicable Fixed Rate Interest Payment Date.

This Note will bear a floating interest rate from and including August 15, 2021 to but excluding the Maturity Date or earlier redemption (the “Floating Rate Period”). The floating interest rate will be equal to LIBOR for each applicable Interest Period plus a spread of 463 basis points. Interest accrued on this Note during the Floating Rate Period will be payable quarterly in arrears on February 15, May 15, August 15 and November 15of each year (each such date, a “Floating Rate Interest Payment Date”, together with a “Fixed Rate Interest Payment Date”, an “Interest Payment Date”). The interest accrued during the Floating Rate Period will be paid to each holder in whose name a Note is registered at the close of business on January 31, April 30, July 31 and October 31 (whether or not a Business Day) immediately preceding the applicable Floating Rate Interest Payment Date. Notwithstanding the foregoing, in the event that LIBOR is less than zero, for all purposes hereunder LIBOR shall be deemed to be zero.

“Interest Period” shall mean, initially, the period from August 15, 2021 and ending on the day preceding the first Floating Rate Interest Payment Date occurring after such date and, thereafter, the period commencing on each Floating Rate Interest Payment Date and ending on the day preceding the next Floating Rate Payment Date.

“LIBOR” shall mean for any Interest Period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such Interest Period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount that, in the judgment of the Calculation Agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “Representative Amount”). If at least two such quotations are so provided, LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then LIBOR for the Interest Period related to such Reset Rate Determination Date will be set to equal LIBOR for the immediately preceding Interest Period or, in the case of the Interest Period commencing upon the conclusion of the Fixed Rate Period, 1.12%. All percentages used in or resulting from any calculation of LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that LIBOR as determined in accordance with this definition for any Interest Period after the conclusion of the Fixed Rate Period is less than zero, LIBOR for such Interest Period shall be deemed to be zero.

“Designated LIBOR Page” shall mean the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rate for U.S. Dollars.

“Reset Rate Determination Date” shall mean the second London Banking Day immediately preceding the first day of each applicable Interest Period commencing upon the conclusion of the Fixed Rate Period.

“Calculation Agent” shall mean  U.S. Bank National Association or any other successor appointed by the Company, acting as calculation agent.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months from and including August 15, 2016 to, but excluding, August 15, 2021, and, thereafter, a 360-day year and the number of days actually elapsed.

In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to, and shall be due on, the next succeeding day which is a Business Day with the same force and effect as if such payment was made on the originally scheduled Interest Payment Date (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date through the next succeeding day which is a Business Day).

In the event that the Maturity Date for the Notes falls on a day that is not a Business Day, then the payments of principal, premium, if any, and interest may be made, and shall be due on, the next succeeding day that is a Business Day with the same force and effect as if such payments were made on the originally scheduled Maturity Date (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date). Interest due on the Maturity Date (whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Notes is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register (subject to presentation and surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

META FINANCIAL GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

REVERSE OF NOTE

META FINANCIAL GROUP, INC.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Note”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of August 15, 2016, between the Company and U.S. Bank National Association, as Trustee (herein called the Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture between the Company and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of August 15, 2016, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $75,000,000. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law).

All capitalized  terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Company may, at its option, beginning with the Interest Payment Date of August 15, 2021, but not prior thereto (except as provided below), and on any Interest Payment Date thereafter, redeem the Notes, in whole or in part, subject to obtaining the prior approval of the FRB to the extent such approval is then required under the rules of the FRB, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The Notes may not otherwise be redeemed prior to the Maturity Date, except that the Company may also, at its option (but subject to the prior approval of the FRB to the extent such approval is then required under the rules of the FRB), redeem the Notes before the Maturity Date in whole, at any time, or in part from time to time, upon the occurrence of (i) a Tax Event, (ii) a Tier 2 Capital Event, or (iii) the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The Notes will not be redeemable at the option of the Company except as set forth in Article 3 of the First Supplemental Indenture. Notice of redemption shall be given in accordance with Article 11 of the Base Indenture. Any partial redemption of the Notes will be made in accordance with DTC’s applicable procedures among all of the Holders of the Notes. Notice of redemption of the Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Any notice of redemption may be conditional at the Company’s discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Company if the Company determines that such condition(s) will not be satisfied.

The Notes are not subject to redemption or prepayment at the option of the Holders of the Notes. The Notes are not entitled to the benefit of any sinking fund.

If one or more of the Events of Default identified in Article 5 of the First Supplemental Indenture with respect to Notes shall occur and be continuing, the principal of the Notes shall become immediately due and payable in the manner and with the effect provided in the Indenture. Except solely upon the occurrence of such Events of Default specified in Article 5 of the First Supplemental Indenture, the Trustee and/or the Holders of Notes shall have no right to declare the Notes, and any accrued but unpaid interest, and premium, if any, on the Notes, to be immediately due and payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes affected thereby and at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon presentation and surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.
The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (INCLUDING BUT NOT LIMITED TO N.Y. GENERAL OBLIGATIONS LAW SECTION 5-1401 AND ANY SUCCESSOR STATUTE THERETO).

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:	*

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $75,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal Amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee